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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1997, which appears on page 28 of the 1996 Annual Report to Shareholders of Ducommun Incorporated, which is incorporated by reference in Ducommun Incorporated's Annual Report on Form 10-K for the year ended December 31,1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of such Annual Report on Form 10-K.


/s/ Price Waterhouse
--------------------------
    Price Waterhouse


Los Angeles, California
July 22, 1997